EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177604 on Form S-8 of ITT Corporation of our report dated June 25, 2015 appearing in this Annual Report on Form 11-K of the ITT Corporation Retirement Savings Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
New York, New York
June 25, 2015